Exhibit 23.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Hvide Marine Incorporated:

We consent to the incorporation by reference in the Registration Statements pertaining to the Retirement Plan and Trust (No. 333-19543), the Stock Option Plan for Directors, Equity Ownership Plan and 1996 Employee Stock Purchase Plan (No. 333-17621), and the Board of Directors Stock Compensation Plan and Key Employee Stock Compensation Plan (No. 333-28949) of Hvide Marine Incorporated on Form S-8 of our report dated May 19, 1997 appearing in the Current Report on Form 8-K of Hvide Marine Incorporated dated June 25, 1997.

Deloitte Touche





                                                            Dubai
                                                            June 25, 1997